UNITED STATES
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Zynerba Pharmaceuticals, Inc.
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Zynerba Pharmaceuticals Announces Adjournment of Annual Meeting

- 49% of shares voted, quorum not established to hold annual meeting –

- Meeting scheduled to reconvene August 3, 2021 at 9:00 AM EDT –

- Company strongly encourages stockholders holding unvoted proxies to cast their votes -

DEVON, Pa., June 30, 2021 – Zynerba Pharmaceuticals, Inc. (Nasdaq: ZYNE), the leader in innovative pharmaceutically-produced transdermal cannabinoid therapies for rare and near-rare neuropsychiatric disorders, today announced that it has adjourned its 2021 Annual Meeting of Stockholders due to a lack of quorum. 49% of shares were voted, just below the 50% required for a quorum. The adjourned meeting will be reconvened at 9:00 AM EDT on Tuesday, August 3, 2021. The reconvened annual meeting will also be a "virtual" meeting of stockholders. The record date for the annual meeting continues to be April 14, 2021. A stockholder may use one of the following simple methods to vote:

●	Vote by Internet at www.proxyvote.com until 11:59 PM EDT on August 2, 2021 using the control number appearing on the proxy card.

●	Vote by telephone by calling the toll-free telephone number 1-800-776-9437 until 11:59 PM EDT on August 2, 2021 using their control number appearing on the proxy card.

●	Vote by mail by marking, dating and signing the proxy card, and returning it in the postage-paid envelope provided to American Stock Transfer, Inc.

●	Vote at the virtual Annual Meeting by joining the meeting at https://web.lumiagm.com/236626312 (password: zyne2021) using the control number included on the proxy card.

Proxies previously submitted in respect of the annual meeting will be voted at the reconvened annual meeting unless properly revoked; stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action.

About Zynerba Pharmaceuticals, Inc.

Zynerba Pharmaceuticals is the leader in innovative pharmaceutically-produced transdermal cannabinoid therapies for rare and near-rare neuropsychiatric disorders. We are committed to improving the lives of patients and their families living with severe, chronic health conditions including Fragile X syndrome, autism spectrum disorder, 22q11.2 deletion syndrome, and a heterogeneous group of rare and ultra-rare epilepsies known as developmental and epileptic encephalopathies. Learn more at www.zynerba.com and follow us on Twitter at @ZynerbaPharma.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. These and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Zynerba Contacts

Peter Vozzo

Westwicke/ICR

Office: 443.213.0505

Cell: 443.377.4767

Peter.Vozzo@Westwicke.com

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